UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2004

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 8.01   OTHER EVENTS

        The following text is the text of a press release issued by the registrant at 3:30 P.M. Central Standard Time on November 8, 2004.

SIMMONS FIRST TO REDEEM TRUST PREFERRED SECURITIES ISSUE

Pine Bluff -- J. Thomas May, chairman and chief executive officer of Simmons First National Corporation (NASDAQ NM: SFNC), announced that on December 31, 2004, SFNC will redeem a series of preferred securities issued by Simmons First Capital Trust, a financing trust owned by SFNC.

The redemption covers the entire issue of Simmons First Capital Trust 9.12% Trust Preferred Securities, due June 30, 2027 (NASDAQ NM: SFNCP), with an aggregate face amount of $17,250,000. As the securities are being redeemed at par, security holders will receive $12.50 per preferred security held, plus accrued and unpaid distributions to the redemption date, which will be paid in the usual manner. The record date for the final distribution will be December 15, 2004, payable on December 31, 2004 in the amount of $0.285 per preferred security.

Call Notices for this issue will be mailed on November 30, 2004 by U.S. Bank National Association, as Trustee.

"Based on the current interest rate environment, we expect the redemption of the 9.12% trust preferred securities to generate pre-tax interest savings of approximately $1.3 million in 2005," said J. Thomas May. In connection with the redemption of the Trust Preferred Securities in the fourth quarter 2004, the Company will record a nonrecurring pre-tax expense of approximately $771,000, or $0.03 diluted earnings per share, related to the write-off of deferred debt issuance cost.

Simmons First National Corporation is an Arkansas based, Arkansas committed, financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 80 offices, of which 78 are financial centers, located in 45 communities.

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

###

FOR MORE INFORMATION CONTACT:
ROBERT A. FEHLMAN
Senior Vice President and Chief Financial Officer
Simmons First National Corporation
(870) 541-1231
Ticker symbol: SFNC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 8, 2004	SIMMONS FIRST NATIONAL CORPORATION /s/ Robert A. Fehlman ——————————————————— Robert A. Fehlman, Senior Vice President and Chief Financial Officer